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                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form 10-K/A of Tully's Coffee Corporation of our report dated July 3, 2000 relating to the financial statements, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

Seattle, Washington
July 6, 2000